SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2008

ESMARK INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33851	20-8626148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Pursuant to a binding commitment letter entered into by Esmark Incorporated (the “Company”) and Essar Steel Holdings Limited (“Essar”) in connection with the Memorandum of Agreement, dated April 30, 2008 (the “Memorandum”) between the parties, the Company entered into the material definitive agreements described below:

Esmark Steel Service Group Term Loan Agreement

On May 2, 2008 the Company entered into a $31 million term loan facility pursuant to the terms and conditions of a Term Loan Agreement, dated as of May 2, 2008 (the “ESSG Facility”), by and among the Company, Esmark Steel Service Group, Inc. (“ESSG”), the other Loan Parties party thereto, the Lenders party thereto, and Essar, as administrative agent for the Lenders. The maturity date of the loans under the ESSG Facility is the earlier of fifteen days following the consummation of the proposed merger contemplated by the Memorandum and June 1, 2009.

Loans under the ESSG Facility bear interest at the three-month LIBOR rate plus 0.5% per annum payable quarterly and can be prepaid at any time and must be paid in the event of a change of control of the Company not involving Essar. In the event of a change of control not involving Essar, the interest rate shall retroactively increase by an additional 6.0% per annum from May 2, 2008 in addition to the Interest Rate thereon plus customary LIBOR breakage costs. On a change of control not involving Essar, or earlier with the consent of the Company, Essar, the Lender under the ESSG Facility will have the right to purchase up to three million shares (minus the number of shares, if any, converted under the WPSC Restated Term Loan described below) of Company Common Stock at a price of $12.50 per share, instead of repayment of the corresponding amounts under the ESSG Facility. Any amount of the loan converted into Company Common Stock is not subject to the interest payments otherwise payable or in charge of control. The ESSG Facility is guaranteed by the Company and secured by substantially all present and future assets of ESSG and its subsidiaries.

The ESSG Facility contains customary affirmative and negative covenants for credit facilities of this type, including limitations on permitted business activities of the Company and limitations on ESSG and its subsidiaries (collectively, the “Loan Parties”) with respect to indebtedness, liens, fundamental changes, investments, dispositions of assets, restrictions on certain payments including the payment of dividends, transactions with affiliates and amendment of certain material agreements of the Loan Parties.

The ESSG Facility provides for customary events of default, including failure to pay any principal or interest when due, the fact that any representation or warranty made by any of the Loan Parties or the Company is materially incorrect when made, failure to comply with covenants, occurrence of a default by any Loan Party or the Company with respect to any material indebtedness, commencement of certain insolvency or receivership events affecting any of the Loan Parties or the Company, occurrence of a change in control and amendment to certain material indebtedness of Wheeling-Pittsburgh Steel Corporation (“WPSC”) without prior written consent. Upon the occurrence of certain events of default, all outstanding loans under the ESSG Facility automatically become due and payable, and upon the occurrence of other events of default, all outstanding loans under the ESSG Facility may be declared to be due and payable.

The foregoing is a summary of the material terms and conditions of the ESSG Facility and is not a complete discussion of the agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Wheeling-Pittsburgh Amended and Restated Term Loan

On May 6, 2008, Essar acquired the remaining $79 million outstanding principal amount of the WPSC term loan facility and entered into an Amended and Restated Term Loan Agreement (the “WPSC Restated Term Loan”), dated as of May 5, 2008, among Wheeling-Pittsburgh Corporation (“WPC”), WPSC and Essar as lender and administrative agent. The WPSC Restated Term Loan amends and restates WPSC’s term loan agreement entered into as of July 31, 2003, which was scheduled to mature on July 1, 2008.

Pursuant to the WPSC Restated Term Loan, the maturity date of the term loan was extended to the earlier of 15 days following the consummation of the proposed merger contemplated by the Memorandum and June 1, 2009. Additionally, the federal and state guaranties of the term loans made under the prior WPSC term loan agreement were terminated in their entirety.

The loans under the WPSC Restated Term Loan bear interest at the three-month LIBOR rate plus 0.5% per annum payable quarterly and can be prepaid at any time and must be paid in the event of a change of control of the Company. In the event of a change of control not involving Essar, the interest rate shall retroactively increase by an additional 6.0% per annum from May 6, 2008 in addition to the interest rate thereon plus customary LIBOR breakage costs.

On a change of control not involving Essar, or earlier with the consent of the Company, Essar will have the right to purchase up to three million shares (minus the number of shares, if any, converted under the ESSG Facility) of Esmark Common Stock at a price of $12.50 per share, instead of repayment of the corresponding amount of the loan. Any amount of the loan converted into Company Common Stock is not subject to the interest payments otherwise payable on a change of control.

Other than the changes as noted above, the WPSC Restated Term Loan contains substantially the same terms as the pre-amendment WPSC term loan agreement. The loans under the WPSC Restated Term Loan are secured by the collateral securing the pre-amendment WPSC term loan agreement.

The foregoing is a summary of the material terms and conditions of the WPSC Restated Term Loan and is not a complete discussion of the agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the agreement attached to this Current Report as Exhibit 10.2, which is incorporated herein by reference.

Amendment to the Wheeling-Pittsburgh Revolving Credit Facility

WPC entered into the Tenth Amendment, dated as of May 5, 2008 (the “Tenth Amendment”), to the Amended and Restated Revolving Loan Agreement dated as of July 8, 2005, as amended (the “WPC Revolving Loan Agreement”), by and among WPC, WPSC, and General Electric Capital Corporation (“GE Capital”), as administrative agent and lender. The Tenth Amendment provides for, among other things, (1) permitted investments by WPSC in the Coke Plant Joint Venture of $15 million per year and $22 million in the aggregate from the amendment date, (2) permitted investments by WPC in E2 Acquisition Corporation in the aggregate amount not to exceed $3 million used solely to pay certain transaction costs, and (3) the amendment of the change of control definition provided in the events of default section of the WPC Revolving Loan Agreement to conform to the definition provided in the ESSG Facility.

Amendment to the ESSG Credit Agreement

ESSG entered into Amendment No. 5, dated as of May 2, 2008 (the “Fifth Amendment”), to the Credit Agreement, dated as of April 30, 2007, as amended (the “ESSG Credit Agreement”), by and among ESSG and its subsidiaries and General Electric Capital Corporation as administrative agent, co-collateral agent, and lender thereto. The Fifth Amendment provides for, among other things, (1) the amendment of the change of control definition provided in the ESSG Credit Agreement to conform with the definition provided in the ESSG Facility, (2) certain amendments to permit the new ESSG Facility described above, (3) the addition of a financial covenant to maintain aggregate borrowing availability under the ESSG Credit Agreement of at least $5 million, which may increase to up to $15 million, based on the occurrence of certain events and (4) the addition of a stand alone fixed charge coverage ratio calculated to be not less than 1.75 to 1.00.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures regarding the ESSG Facility and the WPSC Restated Term Loan set forth above under Item 1.01 are hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Term Loan Agreement, dated as of May 2, 2008, by and among Esmark Incorporated, Esmark Steel Service Group, Inc., the other Loan Parties party thereto, the Lenders party hereto, and Essar Steel Holdings Limited, as administrative agent for the Lenders.

10.2	Amended and Restated Term Loan Agreement, dated as of May 5, 2008, among Wheeling-Pittsburgh Corporation, Wheeling-Pittsburgh Steel Corporation and Essar Steel Holdings Limited, as administrative agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ESMARK INCORPORATED

By:	/s/ Paul J. Mooney
Paul J. Mooney
Executive Vice President and Chief Financial Officer

Dated: May 8, 2008